Exhibit 99.1
Smith Douglas Homes Reports First Quarter 2026 Results
ATLANTA, April 29, 2026 (Business Wire) – Smith Douglas Homes Corp. (NYSE: SDHC) (“Smith Douglas” or the “Company”) today announced first quarter results for the three months ended March 31, 2026.
Q1 2026 Results as compared to Q1 2025:
•Home closings decreased 7% to 624
•Home closing revenue decreased 8% to $206.4 million
•Home closing gross margin of 19.6% compared to 23.8%
•Net new home orders increased 28% to 981
•Backlog homes increased 10% to 869
•Pretax income of $4.3 million compared to $19.6 million
•Earnings of $0.06 per diluted share compared to $0.30
•Debt-to-book capitalization of 13.6% compared to 9.0% at December 31, 2025
•Active community count increased 24% to 108 at quarter end
•Total controlled lots increased 14% to 23,314
•Repurchased 449,604 shares of Class A common stock for $5.7 million
“Smith Douglas Homes delivered a solid start to 2026, with first quarter deliveries at the high end of our guidance range and home closing gross margin exceeding expectations,” said Greg Bennett, Chief Executive Officer and Vice Chairman of Smith Douglas Homes. “While demand conditions remained uneven early in the quarter, we saw steady improvement in our sales pace as the quarter progressed, reflecting the underlying resilience of demand for attainable housing in our markets.”
Mr. Bennett continued, “Our strategy remains centered on operational discipline and maintaining a steady cadence of home starts that supports quick inventory turns. With company-wide build times averaging approximately 57 business days, we believe our efficient production model continues to be a meaningful competitive advantage, allowing us to respond quickly to shifting market conditions while delivering value to our customers.”
Russ Devendorf, Executive Vice President and Chief Financial Officer, added, “During the quarter we generated 981 net new orders and experienced sequential improvement in sales pace each month, culminating in a pace of four homes per community in March. Financing incentives remain an important tool in helping buyers manage monthly affordability, and we were encouraged by the positive demand response to modest pricing adjustments.”
Mr. Devendorf continued, “Our long-term strategy remains focused on disciplined growth, maintaining a land-light balance sheet, and expanding our footprint across high-growth Southern markets. As we continue to scale operations in markets such as Dallas, Chattanooga and the Alabama Gulf Coast, we believe our combination of attainable pricing, customization and operational efficiency positions us well to drive market share gains over time.”

Conference Call & Webcast Information
Management will host a conference call to discuss the Company’s results at 8:30 a.m. Eastern Time on April 29, 2026. Interested parties can dial in using the numbers below or access the call via a webcast link provided in the investor relations section of the company’s website.
To pre-register for the call:
https://events.q4inc.com/analyst/807396100?pwd=T0pURcqS
To join with dial-in:
Local: (+1) 585-542-9983
Toll Free: (+1) 833-461-5787
Conference ID: 807396100

A replay of the call will be available on the Company’s website shortly after the call concludes.
About Smith Douglas Homes
Headquartered in Woodstock, Georgia, Smith Douglas Homes completed its initial public offering in January 2024. Since its inception, Smith Douglas has been entrusted by over 20,000 families to fulfill their new home dreams. Ranked as a top 50 builder nationally for several years and with 2,908 closings in 2025, Smith Douglas currently holds the #32 position on the Builder Magazine Top 100 list. The Smith Douglas communities are primarily targeted to entry-level and empty-nest homebuyers looking to purchase a new home priced below the Federal Housing Administration loan limit in the metro areas of Atlanta, Birmingham, Central Georgia, Charlotte, Chattanooga, Dallas-Fort Worth, Greenville, Houston, Huntsville, Nashville, Raleigh, and the Alabama Gulf Coast. Smith Douglas offers its homebuyers a personalized, affordable buying experience at attractive prices, delivering exceptional value and quality.
Investor Relations
Joe Thomas
investors@smithdouglas.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s performance, growth, strategic plans and opportunities, financial position, ability to navigate the changing homebuilding landscape in the macroeconomic environment, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on management’s current estimates and expectations. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Smith Douglas Homes
Condensed Consolidated Statements of Income
(Unaudited, in thousands, except share and per share amounts)

	Three months ended March 31,
	2026	2025
Home closing revenue	$206,444	$224,722
Cost of home closings	165,993	171,192
Home closing gross profit	40,451	53,530

Selling, general, and administrative costs	35,912	32,999
Equity in income from unconsolidated entities	(527)	(219)
Interest expense	848	666
Other (income) expense, net	(97)	517
Income before income taxes	4,315	19,567
Provision for income taxes	253	857
Net income	4,062	18,710
Net income attributable to non-controlling interests	3,497	16,027
Net income attributable to Smith Douglas Homes Corp.	$565	$2,683

Earnings per share:
Basic	$0.06	$0.30
Diluted	$0.06	$0.30
Weighted average shares of common stock outstanding:
Basic	9,052,830	8,966,734
Diluted	9,052,830	9,133,263

Smith Douglas Homes
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Cash and cash equivalents	$27,986	$12,741
Real estate inventory	314,724	298,637
Deposits on real estate under option or contract	141,931	138,763
Real estate not owned	32,988	28,051
Property and equipment, net	9,403	9,720
Goodwill	25,726	25,726
Deferred tax asset, net	9,636	9,666
Other assets	37,793	34,289
Total assets	$600,187	$557,593
Liabilities and Equity
Liabilities:
Accounts payable	$23,264	$1,938
Customer deposits	5,067	3,108
Notes payable	68,502	44,075
Liabilities related to real estate not owned	32,988	28,051
Accrued expenses and other liabilities	25,093	26,428
Tax receivable agreement liability	9,382	9,857
Total liabilities	164,296	113,457
Commitments and contingencies (Note 9)
Equity:
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value – 250,000,000 shares authorized; 9,105,215 and 8,991,378 shares issued, 8,655,611 and 8,991,378 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Class B common stock, $0.0001 par value – 100,000,000 shares authorized; 42,435,897 shares issued and outstanding as of March 31, 2026 and December 31, 2025	4	4
Additional paid-in capital	61,076	60,610
Retained earnings	26,678	26,113
Treasury stock, at cost	(5,701)	—
Total stockholders’ equity attributable to Smith Douglas Homes Corp.	82,058	86,728
Non-controlling interests attributable to Smith Douglas Holdings LLC	353,833	357,408
Total equity	435,891	444,136
Total liabilities and equity	$600,187	$557,593

Smith Douglas Homes
Summary Cash Flow Information
(Unaudited, dollars in thousands)

Three months ended March 31,	2026	2025
Net cash provided by (used in) operating activities	$338	$(34,905)
Net cash used in investing activities	(565)	(2,106)
Net cash provided by financing activities	15,472	27,299
Net increase (decrease) in cash and cash equivalents	15,245	(9,712)
Cash and cash equivalents, beginning of period	12,741	22,363
Cash and cash equivalents, end of period	$27,986	$12,651
Smith Douglas Homes
Selected Other Operating Data
(Unaudited, dollars in thousands)

	Three months ended March 31,
	2026	2025
Home closings	624	671
ASP of homes closed	$331	$335
Net new home orders	981	768
Contract value of net new home orders	$323,693	$258,718
ASP of net new home orders	$330	$337
Cancellation rate(1)	9.3%	8.1%
Backlog homes (period end)(2)	869	791
Contract value of backlog homes (period end)	$288,527	$270,082
ASP of backlog homes (period end)	$332	$341
Active communities (period end)(3)	108	87
Controlled lots (period end):
Homes under construction	1,035	995
Owned lots	750	888
Optioned lots	21,529	18,559
Total controlled lots	23,314	20,442
(1)The cancellation rate is the total number of cancellations during the period divided by the total gross new home orders during the period.
(2)Backlog homes (period end) is the number of homes in backlog from the previous period plus the number of net new home orders generated during the current period minus the number of homes closed during the current period.
(3)A community becomes active once the model is completed or the community has its first sale. A community becomes inactive when it has fewer than two homes remaining to sell.

Smith Douglas Homes
Selected Financial Information by Segment
(Unaudited, dollars in thousands)
Home Closing Revenue

Three months ended March 31,	2026			2025			Period over period change
	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed	Home closing revenue	Home closings	ASP of homes closed
Southeast	$121,078	358	$338	$138,218	392	$353	(12)%	(9)%	(4)%
Central	85,366	266	321	86,504	279	310	(1)%	(5)%	4%
Total	$206,444	624	$331	$224,722	671	$335	(8)%	(7)%	(1)%
Backlog

As of March 31,	2026			2025			Period over period change
	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes	Backlog homes	Contract value of backlog homes	ASP of backlog homes
Southeast	486	$166,242	$342	486	$169,968	$350	—%	(2)%	(2)%
Central	383	122,285	319	305	100,114	328	26%	22%	(3)%
Total	869	$288,527	$332	791	$270,082	$341	10%	7%	(3)%
Controlled Lots

As of March 31,	2026			2025			Period over period change
	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled	Owned(1)	Optioned	Total Controlled
Southeast	1,011	13,539	14,550	948	12,980	13,928	7%	4%	4%
Central	774	7,990	8,764	935	5,579	6,514	(17)%	43%	35%
Total	1,785	21,529	23,314	1,883	18,559	20,442	(5)%	16%	14%
(1)Includes homes under construction and owned lots.
Net Income

	Three months ended March 31,
	2026	2025	Period over period change
Southeast	$12,480	$23,855	$(11,375)
Central	5,435	7,010	(1,575)
Segment total	17,915	30,865	(12,950)
Other(1)	(13,853)	(12,155)	(1,698)
Total	$4,062	$18,710	$(14,648)
(1)Other primarily includes homebuilding operations in non-reportable segments, corporate overhead costs, such as payroll and benefits, business insurance, information technology, office costs, outside professional services and travel costs, and certain other amounts that are not allocated to the reportable segments.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes net debt-to-net book capitalization and adjusted net income.
Net debt-to-net book capitalization
Net debt-to-net book capitalization is a supplemental measure of our leverage that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to debt-to-book capitalization or any other measure derived in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of net debt-to-net book capitalization may not be comparable to similar measures disclosed by our competitors because not all companies and analysts calculate this non-GAAP financial measure in the same manner. We present this non-GAAP financial measure because we consider it to be an important supplemental measure of our leverage and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.
We define net debt-to-net book capitalization as:
•Total debt, less cash and cash equivalents, divided by
•Total debt, less cash and cash equivalents, plus equity.
This non-GAAP financial measure has limitations as an analytical tool in that it subtracts cash and cash equivalents and therefore may imply that the Company has less debt than the most comparable measure determined in accordance with GAAP. Because of this limitation, this non-GAAP financial measure should be considered along with other financial measures presented in accordance with GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in the following table:

As of (in thousands, except percentages)	March 31, 2026	December 31, 2025
Notes payable	$68,502	$44,075
Equity	435,891	444,136
Total capitalization	$504,393	$488,211
Debt-to-book capitalization	13.6%	9.0%
Notes payable	$68,502	$44,075
Less: cash and cash equivalents	27,986	12,741
Net debt	40,516	31,334
Equity	435,891	444,136
Total net capitalization	$476,407	$475,470
Net debt-to-net book capitalization	8.5%	6.6%
Adjusted net income
Adjusted net income is not a measure of net income or net income margin as determined by GAAP. Adjusted net income is a supplemental non-GAAP financial measure used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted net income as net income adjusted for the tax impact using an applicable federal and state blended tax rate (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).
Management believes adjusted net income is useful because it allows management to more effectively evaluate our operating performance and comparability to industry peers who record income tax expense on their income before tax as opposed to the income of Smith Douglas Holdings LLC not being taxed at the entity level and, therefore, not reflecting a charge against earnings for income tax expense. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computation of adjusted net income may not be comparable to adjusted net income of other companies. We present adjusted net income because we believe it provides useful information regarding our comparability to peers.

The following table presents a reconciliation of adjusted net income to the GAAP financial measure of net income for each of the periods indicated:

	Three months ended March 31,
	2026	2025
Net income	$4,062	$18,710
Provision for income taxes	253	857
Income before income taxes	4,315	19,567
Tax-effected adjustments(1)	1,146	4,872
Adjusted net income	$3,169	$14,695
(1)For the three months ended March 31, 2026 and 2025, our tax expenses assume a 26.6% and 24.9% federal and state blended tax rate, respectively, (assuming 100% public ownership to adjust for the impact of taxes on earnings attributable to Smith Douglas Holdings LLC as if Smith Douglas Holdings LLC was a subchapter C corporation in the periods presented).